NEWS RELEASE for April 8, 2021

Contact: Dina Masi, CFO

Integrated BioPharma, Inc.

investors@ibiopharma.com

888.319.6962

Integrated BioPharma Announces Launch of Investors Website

HILLSIDE, NEW JERSEY (April 8, 2021) - Integrated BioPharma, Inc. ((OTCQX: INBP)) (the “Company” or “INBP”) announces the launch of an updated investors website.

“As part of our efforts in supporting Integrated BioPharma, Inc. and its shareholders in the public markets, we are excited to announce, that effective today, INBP has launched an updated Investors Website providing current stock quotes, historical financial information, news and events and reactivating our email subscription alerts for our shareholders.” stated the Co-Chief Executive Officers of the Company, Riva Sheppard and Christina Kay.

About Integrated BioPharma Inc. (INBP)

Integrated BioPharma, Inc. is engaged primarily in manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products. Further information is available at www.ibiopharma.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of INBP to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” believes,” intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are not guarantees of future performance. Such statements speak only as of the date hereof, are subject to change and should not be relied upon for investment purposes.  INBP undertakes no obligation to revise or update any statements for any reasons. The risks, uncertainties and assumptions include developments in the market and related products and services, risks associated with the outbreak and continued spread of COVID-19, the Company’s ability to maintain the qualitative and quantitative continued trading qualifications of the OTCQX Best Market and other risks and uncertainties described in the section entitled “Risk Factors” in INBP’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. Accordingly, INBP cannot give assurance that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of INBP.